Exhibit 99.1

MacroGenics Announces Appointment of Dr. Margaret Liu and Meenu Chhabra Karson to Board of Directors

ROCKVILLE, MD, January 4, 2023 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (NASDAQ: MGNX), a biopharmaceutical company focused on developing and commercializing innovative antibody-based therapeutics for the treatment of cancer, today announced the appointment of Dr. Margaret A. Liu and Meenu Chhabra Karson to its Board of Directors, effective January 3, 2023. Dr. Liu will serve as a member of MacroGenics’ Science and Technology Committee and Ms. Karson will serve as a member of the Company’s Audit Committee. Following the appointment of Dr. Liu and Ms. Karson, MacroGenics’ Board will comprise ten directors, nine of whom are independent.

“We are delighted to have both Margaret and Meenu join MacroGenics’ Board of Directors. Their extensive executive, scientific, strategic and operational experiences make them both strong additions to our Board of Directors,” stated Scott Koenig, M.D., Ph.D., MacroGenics' President and Chief Executive Officer. “We look forward to leveraging Margaret’s and Meenu’s expertise as we continue our mission to develop breakthrough biologics that represent life-changing medicines for cancer patients.”

Margaret A. Liu, M.D., D.Sc.hc, M.D.hc is a world-renowned expert in the fields of gene therapy, vaccines and immunotherapy and has been the CEO of PAX Therapeutics since 2020. She is an Adjunct Full Professor at the University of California, San Francisco and Hedersdoktor with scientific affiliation in the Department of Medicine at the Karolinska Institutet. Dr. Liu widely consults for companies and NGOs such as WHO through her activities as Principal of ProTherImmune and previously held positions of increasing responsibility at Merck & Co. and Chiron Corporation. She is a Board Member of the International Society for Vaccines (and President Emerita) as well as of Ipsen, where she chairs the Ethics and Governance Committee and is a member of the Innovation and Development Committee. She served on the boards of Transgene, Sangamo Biosciences, Adjuvance Technologies and the International Vaccine Institute (established by the United Nations), and was Senior Advisor in Vaccinology at the Bill & Melinda Gates Foundation. Dr. Liu obtained an M.D. from Harvard Medical School and a B.A. in Chemistry from Colorado College. She completed an Internship and Residency in Internal Medicine and a Fellowship in Endocrinology, all at Massachusetts General Hospital/Harvard Medical School and was an Instructor in Medicine at Harvard University. She also was a Visiting Scientist at MIT where she pioneered bispecific antibodies.

“I am excited to join MacroGenics’ Board of Directors. The company has a pipeline of product candidates in clinically important areas of drug discovery and development for treating cancer,” commented Dr. Margaret Liu. “I look forward to working with other Board members, the Company’s Science and Technology Committee, Scott, and the management team to ensure that we successfully apply MacroGenics’ protein engineering and development expertise to generate the highest-value product candidates and to enable patients to conquer their disease.”

Meenu Chhabra Karson is a recognized biopharmaceutical executive with a successful track record of strategic leadership, transaction execution, and accelerating value-generating milestones. Since July 2021, she has served as President & CEO of a private discovery-stage neurobiology company. She previously served as President and CEO of Proteostasis Therapeutics from 2014-2020 where she led the company through a successful IPO and subsequent financings to advance the cystic fibrosis pipeline from discovery to successful completion of Phase 2 studies. She also led the strategic merger with Yumanity Therapeutics. From 2007 to 2014, Ms. Chhabra Karson was President and CEO at Allozyne, Inc. Prior to her time at Allozyne, she served as the Chief Business Officer at BioXell SpA, a spin-off from Roche Pharmaceuticals where she led corporate development and financing activities. Ms. Chhabra Karson has also held roles of increasing responsibility at Novartis, Warner-Lambert Company, LLC, and Bristol-Myers Squibb. Currently, she serves on the board of Apexigen Inc and Vallon Pharma, both public clinical-stage biopharmaceutical companies, and Fore Biotherapeutics Inc., a private precision oncology company, and is a member of the Biotechnology Innovation Organization (BIO). Ms. Chhabra Karson obtained her M.B.A. from York University and her B.Sc. from the University of Toronto.

“I am enthusiastic about joining MacroGenics’ Board of Directors. The Company has a strong track record of building strategic collaborations with biopharma partners around a pipeline of differentiated product candidates,” commented Meenu Chhabra Karson. “I look forward to working with other Board members and the management team to focus the Company’s efforts on priority pipeline opportunities, while continuing to navigate the currently challenging environment for biotechnology companies.”
About MacroGenics, Inc.
MacroGenics (the Company) is a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc.
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for MacroGenics (“Company”), including statements about the Company’s strategy, future operations, clinical development of the Company’s therapeutic candidates, including initiation and enrollment in clinical trials, expected timing of results from clinical trials, discussions with regulatory agencies, commercial prospects of or product revenues from MARGENZA and the Company’s product candidates, if approved, milestone or opt-in payments from the Company’s collaborators, the Company’s anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words “subject to”, "believe", “anticipate”, “plan”, “expect”, “intend”, “estimate”, “potential,” “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that MGC018, MARGENZA or any other product candidate’s revenue, expenses and costs may not be as expected, risks relating to MGC018, MARGENZA or any other product candidate’s market acceptance, competition, reimbursement and regulatory actions, the uncertainties inherent in the initiation and enrollment of future clinical trials, the availability of financing to fund the development of our product candidates, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, expectations of future milestone payments, the impact of competitive products, our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates, business, or economic or political disruptions due to catastrophes or other events, including natural disasters, terrorist attacks, civil unrest and actual or threatened armed conflict, or public health crises such as the novel coronavirus (referred to as COVID-19 pandemic), and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

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CONTACTS:
Jim Karrels, Senior Vice President, CFO
1-301-251-5172, info@macrogenics.com